UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 3, 2018 (September 18, 2018)

Newgioco Group, Inc

(Exact name of Registrant as specified in its charter)

Delaware	000-50045	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

+39 391 306 4134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2018, Newgioco Group, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Elizabeth MacLean, pursuant to which Ms. MacLean will serve as Vice President Finance and Accounting of the Company effective as of September 12, 2018 (the “Effective Date”). The Agreement shall commence on the Effective Date and shall terminate on September 11, 2021, unless earlier terminated pursuant to the terms of the Agreement (the “Initial Term”). Upon the expiration of the Initial Term, the term of Ms. MacLean’s employment shall automatically be extended for successive one-year periods (the “Successive Term”) unless either party provides the other party with written notice not less than 60 days prior to the end of any Successive Term. Pursuant to the terms of the Agreement, Ms. MacLean shall receive a base salary of $235,000 which base salary may be increased by the Company’s board of directors (the “Board”), in its sole discretion. In addition, six months after the Effective Date (the “Probation Period”), Ms. MacLean shall be eligible to receive a bonus (the “Bonus”) and receive awards pursuant to the Company’s equity incentive plan as determined by the Board. Ms. MacLean shall also be eligible to participate in pension, medical, retirement and other benefit plans which are available to the Company’s senior officers and directors.

The Company may terminate Ms. MacLean’s employment at any time without Cause (as defined in the Agreement) for any reason or no reason and Ms. MacLean may terminate her employment for Good Reason (as defined in the Agreement) after the Probation Period. In the event Ms. MacLean’s employment is terminated by the Company without Cause (as defined in the Agreement) or by Ms. MacLean for Good Reason (as defined in the Agreement) after the Probation Period, Ms. MacLean shall be entitled to receive the following: (i) an amount equal to one times the sum of (A) Ms. MacLean’s then base salary and (B) an amount equal to the highest annual Bonus paid to Ms. McLean during the two most recently completed fiscal years payable over a period of twelve months; (ii) reimbursement of expenses properly incurred by Ms. MacLean; (iii) if Ms. MacLean elects to continue medical coverage under the Company’s group health plan, an amount equal to the monthly premiums for such coverage less the amount of employee contributions for a period of twelve months; and (iv) except as otherwise provided at the time of grant, all outstanding stock options and restricted stock units issued to Ms. MacLean shall vest in full; provided, however, such vested stock options and restricted stock units shall not be exercisable after the earlier of (A) thirty days after the termination of Ms. MacLean’s employment and (B) the expiration date of such awards; provided further that, in the event Ms. MacLean’s employment is terminated prior to the compensation committee (the “Committee”) determining the satisfaction of performance criteria applicable with respect to the issuance of any such award, such award will not vest unless and until such determination has been made by the Committee. Upon termination by the Company of Ms. MacLean’s employment during the Probation Period with or without Cause (as defined in the Agreement) or for Cause (as defined in the Agreement) after the Probation Period, Ms. MacLean shall be entitled to receive the following: (i) accrued but unpaid base salary through the termination date and (ii) reimbursement of expenses properly incurred by Ms. MacLean payable on the termination date. In the event Ms. MacLean’s employment is terminated for death or Disability (as defined in the Agreement), Ms. MacLean shall be entitled to receive the following: (i) accrued but unpaid base salary through the termination date, (ii) reimbursement of expenses properly incurred by Ms. MacLean and (iii) one times Ms. MacLean’s then base salary payable within 45 days of the termination date. In the event Ms. MacLean terminates her employment for any reason other than Good Reason (as defined in the Agreement), Ms. MacLean shall be entitled to receive the following: (i) accrued but unpaid base salary through the termination date and (ii) reimbursement of expenses properly incurred by Ms. MacLean payable on the termination date. To be eligible to receive any of the foregoing severance payments, Ms. MacLean must execute a release of claims in favor of the Company as set forth in the Agreement.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Agreement, and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 18, 2018, the Company filed an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State. As set forth in more detail in the Company’s definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on August 22, 2018, the Certificate of Incorporation, among other things, (i) includes a forum selection clause, (ii) specifies the terms and restrictions of the issuance and designations of the authorized preferred stock and (iii) includes provisions with respect to the indemnification of officers and directors of the Company.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Certificate of Incorporation, and is qualified in its entirety by reference to the Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of Newgioco Group, Inc.

10.1	Employment Agreement between the Company and Elizabeth MacLean dated September 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2018	Newgioco Group, Inc.

By: /s/ Michele Ciavarella
Michele Ciavarella
Chief Executive Officer